                                                                     Exhibit 3.5


                            CERTIFICATE OF FORMATION

                                       OF

                                TEEKAY GP L.L.C.

                    UNDER SECTION 9 OF THE MARSHALL ISLANDS
                         LIMITED LIABILITY COMPANY ACT



1.   The name of the Limited Liability Company is: Teekay GP L.L.C.

2. The address of its registered agent in the Marshall Islands is Trust Company Complex, Ajeltake Islands, Ajeltake Road, Majuro, Marshall Islands MH 96960. The name of its registered agent at such address is The Trust Company of the Marshall Islands, Inc.

3. The formation date of the Limited Liability Company is the date of the filing of this Certificate of Formation with the Registrar of Corporations.

     WHEREFORE, the undersigned has executed this Certificate of Formation on the 2nd day of November, 2004.




/s/ Daniel C. Rodgers
________________________________
Daniel C. Rodgers
Authorized Person